UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 20, 2013

Date of Report (Date of earliest event reported)

SILVER SPRING NETWORKS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35828	43-1966972
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Broadway Street, Redwood City, CA 94063

(Address of principal executive offices) (Zip Code)

(650) 839-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

(d)

On November 20, 2013, upon the recommendation of the Nominating and Governance Committee, the Board of Directors (the “Board”) of Silver Spring Networks, Inc. (the “Company”) approved the appointment of Peter Van Camp to the Board effective immediately. Mr. Van Camp will serve as a Class II director whose current term will expire at the Company’s 2015 Annual Meeting of Stockholders when the Class II directors will next be elected by the Company’s stockholders. Mr. Van Camp was also appointed to the Company’s Audit Committee.

There are no arrangements or understandings between Mr. Van Camp and any other persons pursuant to which Mr. Van Camp was named as a director. Mr. Van Camp is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Consistent with the Company’s policy for incoming non-employee directors, on November 20, 2013, Mr. Van Camp was awarded 9,299 stock options and 1,412 restricted stock units under the Company’s 2012 Equity Incentive Plan, each of which vest in full and become exercisable and settleable (as applicable) on the earlier date of (i) the Company’s 2014 Annual Meeting of Stockholders or (ii) May 23, 2014. The stock options granted to Mr. Van Camp will have an exercise price of $20.49, equal to the closing price of the Company’s stock on the New York Stock Exchange on the date of grant, and shall have a term of 10 years from the date of grant. Pursuant to Section 21.3 of the Company’s 2012 Equity Incentive Plan, in the event of a Corporate Transaction (as defined therein), the vesting of Mr. Van Camp’s awards shall accelerate and become exercisable and settleable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Compensation Committee of the Board determines.

In connection with his appointment to the Board, Mr. Van Camp will execute the Company’s standard form of indemnification agreement for directors.

On November 22, 2013, the Company issued a press release announcing the appointment of Mr. Van Camp to the Board, a copy of which is filed as an exhibit to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

99.01	Press Release dated November 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVER SPRING NETWORKS, INC.

Date: November 22, 2013	By:	/s/ Richard S. Arnold, Jr.
Name: Richard S. Arnold, Jr.
Title: General Counsel and Secretary

Exhibit List

Exhibit No.	Exhibit Title

99.01	Press Release dated November 22, 2013